Exhibit 10.20


                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made and entered into effective April 1, 2003, by and between Cytomedix, Inc. ("Cytomedix"), and Nadine C. Smith, an individual, ("Consultant") (collectively referred to as the "Parties").

         WHEREAS, Cytomedix is biotechnology company that develops, produces and licenses autologous cellular therapies for the treatment of chronic non-healing wounds using its proprietary platelet gel and related product therapies;

         WHEREAS, Cytomedix desires to engage Consultant to provide financing, marketing, and strategic consulting services for the Company and to otherwise assist the Company with its private placement and various marketing projects;

         WHEREAS, Consultant desires to be engaged by Cytomedix as a Consultant and is willing to execute this Agreement as a condition thereto;

         NOW, THEREFORE, in consideration of the compensation set forth in this Agreement, the foregoing, and the mutual covenants and agreements set forth herein, the Parties agree as follows:

         1. Commencement of Engagement.

         (a) Consultant agrees to be engaged by Cytomedix, and Cytomedix agrees to engage Consultant on a non-exclusive basis for a period of twelve months ("Consulting Term") to provide the following services:

         (1) Assistance in connection with Cytomedix's private offering expected to commence in May 2003;

         (2) Assistance in structuring and overseeing the implementation of Cytomedix's prospective clinical trials;

         (3) Assistance in overseeing Cytomedix's efforts to obtain FDA approval;

         (4) Assistance in overseeing Cytomedix's efforts to obtain reimbursement for Cytomedix's AutoloGel product; and

         (5) Assistance in developing and implementing a strategic plan for Cytomedix to obtain positive cash flow and profitability at the earliest possible date.

(these services are collectively referred to as the "Consulting Services").

         (b) The Consulting Term shall automatically renew for successive twelve
(12) month periods unless either party provides written notice thirty (30) days in advance of the end of the Consulting Term or any successive term that the party does not want to renew the Consulting Term.

         (c) The Consultant shall provide Consulting Services during the Consulting Term unless sooner terminated pursuant to the provisions of Section 7 of the Agreement.


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         (d) During the Consulting Term, Consultant shall be reasonably available to Cytomedix during normal business hours and provide Consulting Services as reasonably requested by Cytomedix. In the event that Cytomedix desires to engage Consultant to perform services other than the Consulting Services, then the Parties shall negotiate the terms and conditions of any such special arrangement. Consultant shall have the right to perform consulting services to parties other than Cytomedix; provided, however, that Consultant shall not provide any services to any company which directly competes with Cytomedix. Consultant shall also use commercially reasonable efforts to preserve the goodwill of all employees, clients, suppliers, and other persons having business relations with Cytomedix and to perform her services in a business-like manner and in a manner that will not harm the business reputation of Cytomedix. Consultant shall not be required to keep regular office hours. Cytomedix agrees that Consultant may perform her duties hereunder at a location of Consultant's choosing except when specifically requested to travel to a specific location.

         (e) The services rendered by Consultant hereunder shall be provided by Consultant as a consultant, and not as an employee, partner, or joint venturer of Cytomedix. Cytomedix shall indemnify Consultant against and hold Consultant harmless from any losses, claims, liabilities, damages, and expenses (including without limitation, the fees and expenses of legal counsel) resulting from any claim asserted against Consultant in connection with the performance of the Consulting Services under the terms of this Agreement. This indemnification provision shall survive the termination of this Agreement.

         (f) Consultant shall provide Consulting Services to Cytomedix and shall work directly with Cytomedix's management, consultants, and advisors; provided, however, that the Consultant shall be supervised by and Consultant shall report to Cytomedix's Board of Directors.

2. Compensation.

         (a) As compensation for providing the Consulting Services to Cytomedix, Consultant will receive compensation of One Hundred Twenty-Five Thousand (US) Dollars ($125,000.00) per annum. Such compensation shall be paid to Consultant monthly, on the first business day of each month, commencing on the first business day following execution of this Agreement in twelve (12) equal installments of Ten Thousand Four Hundred Sixteen Dollars ($10,416.00). Consultant shall be entitled to receive her monthly compensation regardless of whether she performs any Consulting Services unless this Agreement is terminated as set forth in Section 7 of this Agreement.

         (b) The Parties agree that Cytomedix shall not withhold from any compensation paid to Consultant any amounts required by federal, state or local law to be withheld (including without limitation federal income tax withholding, Social Security tax and Medicare tax). Cytomedix shall report Consultant's compensation on a Form 1099. Consultant shall remain solely responsible for payment of her own federal, state, and local taxes, and other withholdings, if any.

         (c) As compensation for providing Consulting Services to Cytomedix, Consultant shall receive warrants as provided for in the Warrant Agreement, attached as Exhibit 1 to this Agreement.


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         3. Expenses.

              (a) Upon presentation of reasonable documentation of expenses, the Company will promptly reimburse Consultant for all reasonable out of pocket expenses that Consultant incurs in connection with providing Consulting Services, including without limitation airfare and related travel expenses from her home in the Cayman Islands to the United States when such travel is incurred in connection with performing Consulting Services.

              (b) Cytomedix shall reimburse Consultant for her legal expenses incurred in connection with the preparation and execution of this Agreement, the Warrant Agreement, and the Registration Rights Agreement, in an amount not to exceed $15,000.

         4. Limitations on Authority. Consultant is an independent contractor and not an agent of Cytomedix or any of its affiliates for any purpose whatsoever. Consultant will have no authority to, and agrees not to, assume or create any obligation or liability, express or implied, on behalf of Cytomedix or any of its affiliates or bind Cytomedix or any of its affiliates in any manner whatsoever. Except as provided in Section 3 of this Agreement, Consultant agrees to be liable for her own expenses.

         5. Representation. Consultant hereby represents and warrants to Cytomedix that her execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, does not and will not conflict with, contravene or result in a violation or breach of or default under any contract, agreement or understanding to which Consultant is a party or by which Consultant is or may be bound, including without limitation, any non-competition or similar agreement.

         6. Confidential Information. Consultant agrees that all matters concerning Cytomedix or any of its affiliates provided to Consultant by Cytomedix in connection with the Consulting Services will be treated by Consultant as Confidential Information and held in strict confidence both during and for a period of two years after the Consulting Term. Confidential Information means all information related to the Company's business or operations, including without limitation, client and supplier lists, data, marketing plans, projections, strategies, unpublished financial information, trade secrets or discoveries unless that information is otherwise within the public domain. Except for Consultant's disclosure of Confidential Information included in Cytomedix's Confidential Offering Memorandum to prospective investors in Cytomedix's private offering, Consultant shall not disclose the Confidential Information to any individual who is not a Cytomedix employee, officer, director, controlling shareholder, or representative of any of the foregoing without consent of the Board of Directors of Cytomedix. Consultant further agrees that she will take all commercially reasonable steps to comply with the terms of this Section 6.

         7. Termination.

              (a) Upon thirty (30) days advance written notice, either party may terminate this Agreement for any reason.


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              (b) Either party may terminate this Agreement if the other party breaches this Agreement or fails to perform as required under the terms of this Agreement, after providing a fifteen (15) day written notice of the breach and opportunity to cure.

              (c) In the event that Consultant is terminated pursuant to this Section, the Warrants shall cease to vest upon the date of termination only if Consultant is terminated for "Cause" as provided and defined in the Common Stock Warrant attached hereto as Exhibit A and incorporated herein.

              (d) Cytomedix shall pay Consultant all fees and expenses incurred through the effective date of termination. Additionally, Consultant shall be entitled to her monthly payment for any month in which she has provided services prior to the effective date of termination.

         8. Entire Agreement. This Agreement constitutes the entire Agreement of the Parties and supersedes all prior and contemporaneous negotiations and agreements, oral or written. All prior and contemporaneous negotiations and agreements are deemed incorporated and merged into this Agreement and are deemed to have been abandoned if not so incorporated. No representations, oral or written, are being relied upon by either party in executing this Agreement other than the express representations of this Agreement. This Agreement cannot be changed or terminated without the express written consent of the Parties.

         9. Miscellaneous Provisions.

                  (a) This Agreement may not be amended or modified in any respect except by a written instrument signed by both Parties hereto.

                  (b) This Agreement and the rights and obligations of the Parties hereto shall be construed and enforced in accordance with the laws of the state of Arkansas.

                  (c) The captions and section headings used herein are for the purposes of reference and convenience only, are not a part of this Agreement, and shall not be used in construing this Agreement.

                  (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one and the same document.


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         EXECUTED in ____________, ____________ this ______ day of
________________, 2003.



                                ______________________________________
                                Nadine C. Smith, Consultant

                                CYTOMEDIX, Inc.:

                                By: ____________________________________
                                    Kent Smith, Chief Executive Officer